UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 3, 2008
HOVNANIAN ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8551	22-1851059
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
110 West Front Street
P.O. Box 500
Red Bank, New Jersey 07701
(Address of Principal Executive Offices) (Zip Code)
(732) 747-7800
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since
Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          On December 3, 2008, K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), a wholly owned subsidiary of Hovnanian Enterprises, Inc. (“Hovnanian”), entered into an Indenture among K. Hovnanian, Hovnanian, the other guarantors named therein and Wilmington Trust Company, as trustee (the “Indenture”), under which K. Hovnanian issued $29,299,000 aggregate principal amount of 18.0% Senior Secured Notes due 2017 (the “New Secured Notes”) which are guaranteed by Hovnanian and substantially all of its subsidiaries, in exchange for senior unsecured notes of K. Hovnanian tendered by holders thereof in a private exchange offer (the “Private Exchange Transaction”). The senior unsecured notes exchanged in the Private Exchange Transaction consisted of $560,000 in aggregate principal amount of 8% Senior Notes due 2012 (the “8% 2012 Notes”), $11,975,000 in aggregate principal amount of 6 1/2% Senior Notes due 2014 (the “6 1/2% 2014 Notes”), $1,132,000 in aggregate principal amount of 6 3/8% Senior Notes due 2014 (the “6 3/8% 2014 Notes”), $3,297,000 in aggregate principal amount of 6 1/4% Senior Notes due 2015 (the “6 1/4% 2015 Notes”), $24,764,000 in aggregate principal amount of 7 1/2% Senior Notes due 2016 (the “7 1/2% 2016 Notes”), $28,675,000 in aggregate principal amount of 6 1/4% Senior Notes due 2016 (the “6 1/4% 2016 Notes”) and $1,012,000 in aggregate principal amount of 8 5/8% Senior Notes due 2017 (the “8 5/8% 2017 Notes”). After completion of the Private Exchange Transaction, the outstanding amounts of K. Hovnanian’s senior unsecured notes are $99,440,000 aggregate principal amount of 8% 2012 Notes, $203,025,000 aggregate principal amount of 6 1/2% 2014 Notes, $148,868,000 aggregate principal amount of 6 3/8% 2014 Notes, $196,703,000 aggregate principal amount of 6 1/4% 2015 Notes, $275,236,000 aggregate principal amount of 7 1/2% 2016 Notes, $271,325,000 aggregate principal amount of 6 1/4% 2016 Notes and $248,988,000 aggregate principal amount of 8 5/8% 2017 Notes.
          Each of Hovnanian’s subsidiaries, except for certain of its financial service subsidiaries and joint ventures, is a guarantor of the New Secured Notes. The New Secured Notes and the guarantees will be secured, subject to permitted liens and other exceptions, by a third-priority lien on substantially all of the assets owned by K. Hovnanian, Hovnanian and the other guarantors to the extent such assets secure obligations under K. Hovnanian’s Revolving Credit Agreement and second-priority secured notes.
          The New Secured Notes bear interest at 18.0% per annum and mature on May 1, 2017. Interest is payable semi-annually on May 1 and November 1 of each year, beginning on May 1, 2009, to holders of record at the close of business on April 15 or October 15, as the case may be, immediately preceding each such interest payment date.
     The Indenture contains restrictive covenants that limit among other things, the ability of Hovnanian and certain of its subsidiaries, including K. Hovnanian, to incur additional indebtedness, pay dividends and make distributions on common and preferred stock, repurchase senior and subordinated notes and common and preferred stock, make other restricted payments, make investments, sell certain assets, incur liens, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets and enter into certain transactions with affiliates. The Indenture also contains customary events of default which would permit the holders of the New Secured Notes to declare those New Secured Notes to be immediately due and payable if not cured within applicable grace periods, including the failure to make timely payments on the New Secured Notes or other material indebtedness, the failure to satisfy covenants, the failure of the documents granting security for the New Secured Notes to be in full force and effect, the failure of the liens on any material portion of the collateral securing the New Secured Notes to be valid and perfected and specified events of bankruptcy and insolvency.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
          The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

4.1	Indenture dated as of December 3, 2008, relating to the 18.0% Senior Secured Notes due 2017, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the other guarantors named therein and Wilmington Trust Company, as Trustee, including the form of 18.0% Senior Secured Notes due 2017.

10.1	Intercreditor Agreement dated as of December 3, 2008.

10.2	Third Lien Pledge Agreement, dated as of December 3, 2008, relating to the 18.0% Senior Secured Notes due 2017.

10.3	Third Lien Security Agreement, dated as of December 3, 2008, relating to the 18.0% Senior Secured Notes due 2017.

10.4	Intellectual Property Security Agreement, dated as of December 3, 2008, relating to the 18.0% Senior Secured Notes due 2017.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC. (Registrant)
By:	/s/ Peter S. Reinhart
	Name:	Peter S. Reinhart
	Title:	Senior Vice President, General Counsel and Secretary

Date: December 8, 2008

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Indenture dated as of December 3, 2008, relating to the 18.0% Senior Secured Notes due 2017, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the other guarantors named therein and Wilmington Trust Company, as Trustee, including the form of Senior Secured Notes due 2017.

10.1	Intercreditor Agreement dated as of December 3, 2008.

10.2	Third Lien Pledge Agreement, dated as of December 3, 2008, relating to the 18.0% Senior Secured Notes due 2017.

10.3	Third Lien Security Agreement, dated as of December 3, 2008, relating to the 18.0% Senior Secured Notes due 2017.

10.4	Intellectual Property Security Agreement, dated as of December 3, 2008, relating to the 18.0% Senior Secured Notes due 2017.